UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

PERIMETER SOLUTIONS, SA

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

12E rue Guillaume Kroll, L-1882 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices, including zip code)

352 2668 62-1 Registrant’s telephone number, including area code
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On November 9, 2021 (the “Closing Date”), the registrant, Perimeter Solutions, SA, a newly-formed public company limited by shares (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (“Holdco”), consummated the transactions contemplated by the previously announced business combination (the “Business Combination”) with EverArc Holdings Limited, a company limited by shares incorporated with limited liability in the British Virgin Islands and the former parent company of Holdco (“EverArc”), SK Invictus Holdings S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg (“SK Holdings”), SK Invictus Intermediate S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg (“Perimeter”), and EverArc (BVI) Merger Sub Limited, a company limited by shares incorporated with limited liability in the British Virgin Islands and a wholly-owned subsidiary of Holdco (“Merger Sub”), pursuant to the business combination agreement (the “Business Combination Agreement”) dated June 15, 2021. The terms “we”, “us”, “our” and the “Company” refer to Holdco and its subsidiaries, including Perimeter, after the closing of the Business Combination (the “Closing”).

Pursuant to the Business Combination Agreement,

•	on November 8, 2021:

•	Merger Sub merged with and into EverArc, with EverArc surviving such merger as a direct wholly-owned subsidiary of Holdco (the “Merger”);

•

pursuant to the Merger, all ordinary shares of EverArc (the “EverArc Ordinary Shares”) outstanding immediately prior to the Merger were exchanged for ordinary shares of Holdco (the “Holdco Ordinary Shares”); and

•

all of the outstanding warrants of EverArc (“EverArc Warrants”), in each case, with each whole warrant entitling the holder thereof to purchase one EverArc Ordinary Share at an exercise price of $12.00 per EverArc Ordinary Share, were converted into the right to purchase Holdco Ordinary Shares on substantially the same terms as the EverArc Warrants (the “Holdco Warrants”); and

•

on November 9, 2021, SK Holdings (i) contributed a portion of its ordinary shares in Perimeter to Holdco in exchange for preferred shares of Holdco and (ii) sold its remaining ordinary shares in Perimeter to Holdco for cash.

On November 8, 2021, pursuant to separate subscription agreements (collectively, the “Subscription Agreements”) entered into among EverArc, SK Holdings, Holdco and a number of institutional investors, investors affiliated with SK Holdings and individual accredited investors (collectively, the “EverArc Subscribers”), the EverArc Subscribers purchased an aggregate of 115,000,000 EverArc Ordinary Shares at $10.00 per share that were converted into Holdco Ordinary Shares pursuant to the Merger. In addition, on November 9, 2021, (1) members of management of Perimeter (collectively, the “Management Subscribers” and together with the EverArc Subscribers, the “PIPE Subscribers”) purchased an aggregate of 1,104,810 Holdco Ordinary Shares at $10.00 per share and (2) two of the Company’s directors (the “Director Subscribers”) purchased an aggregate of 200,000 Holdco Ordinary Shares (the “Director Shares”) at $10.00 per share.

The cash consideration for the Business Combination was funded through cash on hand, proceeds from the sale of the EverArc Ordinary Shares to the EverArc Subscribers and proceeds from the issuance of senior notes, as described below.

FREQUENTLY USED TERMS

In this document:

“1915 Law” means the Luxembourg law of August 10, 1915 on commercial companies, as amended.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of June 15, 2021, by and among EverArc, Perimeter, Holdco, Merger Sub and SK Holdings.

“Business Day” means any day, except Saturday or Sunday, on which banks are not required or authorized to close in Luxembourg, Grand Duchy of Luxembourg, New York, NY, London, United Kingdom, or the British Virgin Islands.

“Closing” means the consummation of the Business Combination.

“Closing Date” means November 9, 2021.

“Computershare US” means Computershare Inc., Holdco’s transfer agent and warrant agent following the Closing.

“Contribution and Sale” means (i) the contribution by SK Holdings of part of its Perimeter Ordinary Shares to Holdco in exchange for Holdco Preferred Shares and (ii) the sale by SK Holdings of its remaining Perimeter Ordinary Shares to Holdco for cash.

“Director Subscribers” means certain director nominees of Holdco that entered into Subscription Agreements with Holdco to purchase an aggregate of 200,000 Holdco Ordinary Shares at $10.00 per share in connection with the closing of the Business Combination.

“Director Subscription Agreements” means the subscription agreements entered into with the

Director Subscribers for the purchase of the PIPE Shares.

“EverArc” refers to EverArc Holdings Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands.

“EverArc Articles” means the Memorandum and Articles of Association of EverArc.

“EverArc Founder Entity” means EverArc Founders, LLC, a Delaware limited liability company.

“EverArc Founders” means William N. Thorndike, Jr., W. Nicholas Howley, Tracy Britt Cool, Vivek Raj and Haitham Khouri.

“EverArc Founder Shares” means EverArc’s founder shares of no-par value having the rights, privileges and designations set out in the EverArc Articles.

“EverArc Ordinary Shares” means EverArc’s ordinary shares, no par value.

“EverArc Subscribers” means the institutional investors, investors affiliated with SK Holdings and individual accredited investors that entered into Subscription Agreements with EverArc, SK Holdings and Holdco, to purchase an aggregate of 115,000,000 EverArc Ordinary Shares at $10.00 per share which were converted into Holdco Ordinary Shares in connection with the closing of the Business Combination.

“EverArc Subscription Agreements” means the subscription agreements entered into with the EverArc Subscribers for the purchase of the PIPE Shares.

“EverArc Warrants” means the warrants issued in the IPO, each of which was exercisable for one-fourth of an EverArc Ordinary Share, in accordance with its terms.

“EverArc Warrant Instrument” means the warrant instrument executed by EverArc, dated December 12, 2019, setting for the terms and conditions of the EverArc Warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Advisory Agreement” means that certain Founder Advisory Agreement dated as of December 12, 2019, by and between EverArc and the EverArc Founder Entity.

“Founder Advisory Agreement Calculation Number” means such number of Holdco Ordinary Shares outstanding immediately following the Business Combination, including any Holdco Ordinary Shares issued upon the exercise of Holdco Warrants, but excluding any Holdco Ordinary Shares issued to shareholders or other beneficial owners of Perimeter in connection with the Business Combination.

“Holdco” means Perimeter Solutions, SA, a public company limited by shares (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 12E, rue Guillaume Kroll, L-1882, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B256.548.

“Holdco Ordinary Shares” means the ordinary shares of Holdco, with a nominal value of $1.00 per share.

“Holdco Preferred Shares” means the redeemable preferred shares of Holdco, with a nominal value of $10.00 per share.

“Holdco Warrant Instrument” means the warrant instrument by and between Holdco and Computershare US, as warrant agent, governing the Holdco Warrants, entered into at the Closing.

“Holdco Warrants” means the EverArc Warrants, as amended at the Merger Effective Time such that each EverArc Warrant becomes a right to acquire one Holdco Ordinary Share on substantially the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the Holdco Warrant Instrument.

“IPO” means EverArc’s initial public offering by way of a placing of ordinary shares with matching warrants, consummated on December 17, 2019.

“Management Subscribers” means members of management of Perimeter that entered into Subscription Agreements with Holdco to purchase an aggregate of 1,104,810 Holdco Ordinary Shares at $10.00 per share in connection with the closing of the Business Combination.

“Management Subscription Agreements” means the subscription agreements entered into with the Management Subscribers for the purchase of the PIPE Shares.

“Merger” means the merger of Merger Sub with and into EverArc, with EverArc surviving the Merger as a wholly owned subsidiary of Holdco.

“Merger Effective Time” means the time on November 8, 2021 at which the Plan and Articles of Merger were duly registered by the Registrar of Corporate Affairs of the British Virgin Islands.

“Merger Sub” means EverArc (BVI) Merger Sub Limited, a company limited by shares incorporated with limited liability in the British Virgin Islands.

“NYSE” means the New York Stock Exchange.

“Payment Price” means the Average Price (as defined in the Founder Advisory Agreement) per Holdco Ordinary Share for the last ten consecutive trading days in the relevant payment year, or as otherwise determined in accordance with the terms of the Founder Advisory Agreement in the event that the Founder Advisory Agreement is terminated in certain circumstances, including if there is a Sale of the Company (as defined in the Founder Advisory Agreement).

“Perimeter” means SK Invictus Intermediate S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 221.545.

“Perimeter Ordinary Shares” means the ordinary shares of Perimeter, with a nominal value of $1.00 per share.

“PIPE” means the private placement or placements of PIPE Shares in connection with the consummation of the Transactions.

“PIPE Shares” means the Holdco Ordinary Shares (1) issued to the EverArc Subscribers in exchange for the EverArc Ordinary Shares purchased by them pursuant to the EverArc Subscription Agreements, (2) purchased by the Management Subscribers pursuant to the Management Subscription Agreements and (3) purchased by the Director Subscribers pursuant to the Director Subscription Agreements.

“PIPE Subscribers” means, collectively, the EverArc Subscribers, Management Subscribers and Director Subscribers.

“Plan and Articles of Merger” means that certain Articles of Merger between EverArc and Merger Sub, a copy of which is attached to the Business Combination Agreement as Exhibit F.

“Prospectus” means the prospectus included in the Registration Statement on Form S-4 (Registration No. 333-259237) filed with the SEC on November 4, 2021.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SK Holdings” means SK Invictus Holdings S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 221.541.

“Subscription Agreements” means the EverArc Subscription Agreements and the Management Subscription Agreements.

“Trading Market” means the national stock exchange on which the Holdco Ordinary Shares are listed for trading, which is initially the NYSE.

“Transactions” means the transactions contemplated by the Business Combination Agreement, the Plan and Articles of Merger and all other ancillary agreements thereto, including the Merger and the Contribution and Sale.

Item 1.01. Entry into a Material Definitive Agreement.

Revolving Credit Facility

In connection with the consummation of the Business Combination, SK Invictus Intermediate II S.à r.l., a private limited liability company governed by the laws of the Grand Duchy of Luxembourg (“Invictus II”) and a direct wholly owned subsidiary of the Company, as borrower, entered into a five-year revolving credit facility (the “Revolving Credit Facility”), which provides for a senior secured revolving credit facility in an aggregate principal amount of up to $100.0 million.

The Revolving Credit Facility matures on November 9, 2026. The Revolving Credit Facility includes a $20.0 million swingline sub-facility and a $25.0 million letter of credit sub-facility. The Revolving Credit Facility allows Invictus II to increase commitments under the Revolving Credit Facility up to an aggregate amount not to exceed the greater of (i) $143.0 million and (ii) 100.00% of consolidated EBITDA for the most recent four-quarter period (minus the aggregate outstanding principal amount of certain ratio debt permitted to be incurred thereunder). All borrowings under the Revolving Credit Facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, subject to certain exceptions.

Borrowings under the Revolving Credit Facility bear interest at a rate equal to (i) an applicable margin, plus (ii) at Invictus II’s option, either (x) LIBOR determined by reference to the cost of funds for U.S. dollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs (but which will not be less than a 0.00% LIBOR floor) or (y) a base rate determined by reference to the highest of (a) the prime commercial lending rate published by the Wall Street Journal, (b) the federal funds rate plus 0.50%, (c) the one-month LIBOR rate plus 1.00% and (d) a minimum floor of 1.00%. The applicable margin is 3.25% in the case of LIBOR based loans and 2.25% in the case of base rate based loans, with two step downs of 0.25% each based upon the achievement of certain leverage ratios.

In addition, on a quarterly basis, Invictus II will be required to pay each lender under the Revolving Credit Facility a commitment fee of 0.50% in respect of the unused portion of the commitments under the Revolving Credit Facility, which fee will be subject to two step downs of 0.125% based upon the achievement of certain leverage ratios. Invictus II will be required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR borrowings on the dollar equivalent of the face amount of each undrawn letter of credit, plus such letter of credit issuer’s customary administration and issuance fees and charges and a fronting fee in an amount equal to 0.125% per annum of the face amount of each letter of credit.

Solely to the extent that on the last day of the applicable fiscal quarter, the utilization of the Revolving Credit Facility (excluding cash collateralized letters of credit and up to $10.0 million of undrawn letters of credit) exceeds 40% of the aggregate commitments, the Revolving Credit Facility requires compliance on a quarterly basis with a maximum secured net leverage ratio of 7.50:1.00. In addition, for purposes of determining compliance with such financial maintenance covenant for any fiscal quarter, Invictus II will be able to exercise an equity cure by Invictus II issuing certain permitted securities for cash or otherwise receiving cash contributions to the capital of Invictus II that will, upon the receipt by Invictus II of such cash, be included in the calculation of consolidated EBITDA solely for the purpose of such financial maintenance covenant. Invictus II will not be able to exercise the equity cure right in more than two fiscal quarters during any period of four consecutive fiscal quarters or more than five fiscal quarters during the term of the Revolving Credit Facility. Under the Revolving Credit Facility, Invictus II may also be required to meet specified leverage ratios in order to take certain actions, such as incurring certain debt or making certain acquisitions. In addition, the Revolving Credit Facility includes a customary holding company covenant that restricts the activities of Invictus II and other negative covenants, subject to certain exceptions, restricting or limiting Invictus II’s ability and the ability of its restricted subsidiaries to, among other things: (i) make non-ordinary course dispositions of assets; (ii) participate in certain mergers and acquisitions; (iii) pay dividends or make distributions and stock repurchases and optional redemptions (and optional prepayments) of certain subordinated, junior lien or unsecured debt; (iv) incur, assume or guarantee indebtedness; (v) make certain loans and investments; (vi) grant, assume or incur liens; (vii) transact with affiliates; (viii) change its business and the business of its restricted subsidiaries; or (ix) enter into negative pledges or restrictions on its ability or the ability of restricted subsidiaries to pay dividends, make distributions, repay or guarantee indebtedness, or make intercompany investments or transfers.

The Revolving Credit Facility is fully and unconditionally guaranteed by the Company and each of Invictus II’s existing and future wholly-owned material restricted subsidiaries (subject to certain exceptions), and is secured by a first priority lien (subject to certain permitted liens) on substantially all of Invictus II’s and each of the guarantors’ existing and future property and assets (subject to certain exceptions).

The foregoing description of the Revolving Credit Facility is a summary only and is qualified in its entirety by reference to the Revolving Credit Facility, a copy of which is attached as Exhibit 10.15 to this Current Report on Form 8-K and is incorporated herein by reference.

Senior Notes

In order to finance a portion of the cash consideration payable in the Business Combination and the costs and expenses incurred in connection therewith, on October 5, 2021, EverArc Escrow S.à r.l. (“Escrow Issuer”), a newly-formed limited liability company governed by the laws of the Grand Duchy of Luxembourg and a wholly owned subsidiary of EverArc, launched a private offering of $675,000,000 principal amount of 5.000% senior secured notes due 2029 (the “Senior Notes”) pursuant to that certain Indenture dated as of October 22, 2021 (“Indenture”) between Invictus II and U.S. Bank National Association, as Trustee and Collateral Agent (the “Trustee”). Upon the consummation of the Business Combination, Invictus II assumed the Escrow Issuer’s obligations under the Senior Notes.

The Senior Notes bear interest at an annual rate of 5.000%. Interest on the Senior Notes is payable in cash semi-annually in arrears on April 30 and October 30 of each year, commencing on April 30, 2022.

The Senior Notes are general, secured, senior obligations of Invictus II; rank equally in right of payment with all existing and future senior indebtedness of Invictus II (including, without limitation, the Revolving Credit Facility); and together with the Revolving Credit Facility, are effectively senior to all existing and future indebtedness of Invictus II that is not secured by the collateral. The Senior Notes are effectively subordinated to all existing and future indebtedness of Invictus II that is secured by assets other than the collateral, to the extent of the collateral securing such indebtedness, are structurally subordinated to all existing and future indebtedness, claims of holders of any preferred stock that may be issued by, and other liabilities of, subsidiaries of Invictus II that do not guarantee the Senior Notes. The Senior Notes are senior in right of payment to any future subordinated indebtedness of Invictus II and are initially guaranteed on a senior secured basis by the guarantors and will also be guaranteed in the future by each subsidiary, if any, that guarantees indebtedness under the Revolving Credit Facility.

The Senior Notes are fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by all of Invictus II’s existing or future restricted subsidiaries (other than certain excluded subsidiaries) that guarantee the Revolving Credit Facility.

The foregoing description of the Indenture and Senior Notes are summaries only and are qualified in their entirety by reference to the Indenture, a copy of which is attached as Exhibit 4.5 to Amendment No. 2 to the Registration Statement on  Form S-4 (File No.  333-259237), filed with the SEC on October 25, 2021, which is incorporated herein by reference.

Escrow Agreement

In connection with the consummation of the Business Combination, EverArc entered into an escrow agreement (the “Escrow Agreement”) with SK Holdings and Wilmington Trust, N.A., a national banking association, as escrow agent, which provides that approximately $7,600,000 of the cash consideration be held in escrow pending a determination of the post-Closing purchase price adjustments under the Business Combination Agreement.

The foregoing description of the Escrow Agreement is qualified in its entirety by the full text of the Escrow Agreement, a copy of which is attached as Exhibit 10.14 to this Current Report on Form 8-K and incorporated herein by reference.

Holdco Warrant Instrument

In connection with the consummation of the Business Combination, Holdco entered into the Holdco Warrant Instrument with Computershare Inc., as warrant agent (the “Warrant Agent”) to, among other things, assume EverArc’s obligations under the existing EverArc Warrant Instrument. Pursuant to the Holdco Warrant Instrument, the Company assumed, and agreed to pay, perform, satisfy and discharge in full, all of EverArc’s liabilities and obligations under the EverArc Warrant Instrument arising from and after the Merger Effective Time.

Each Holdco Warrant is exercisable in multiples of four to purchase one whole Holdco Ordinary Share. The exercise price is $12.00 per Holdco Ordinary Share, subject to adjustment as described in the Holdco Warrant Instrument. A Holdco Warrant may be exercised at any time prior to 5:00 p.m., New York time on the earlier to occur of: (x) the date that is three (3) years after the date on which the Business Combination is completed or (y) such earlier date as determined by the Holdco Warrant Instrument provided that if such day is not a trading day, the trading day immediately following such day.

The foregoing description of the Holdco Warrant Instrument is a summary only and is qualified in its entirety by reference to the Holdco Warrant Instrument, a copy of which is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Assignment and Assumption Agreement – Founder Advisory Agreement

In connection with the consummation of the Business Combination, the Company, EverArc and the EverArc Founder Entity entered into an Assignment and Assumption Agreement (the “Founder Assignment Agreement”) pursuant to which the Company assumed, and agreed to pay, perform, satisfy and discharge in full, all of EverArc’s liabilities and obligations under the Founder Advisory Agreement.

In December 2019, EverArc entered into the Founder Advisory Agreement with the EverArc Founder Entity, which is owned and operated by the EverArc Founders. Under the Founder Advisory Agreement, the Founder Entity agreed, at the request of EverArc (and only to such extent as is mutually agreed): (i) prior to consummation of its initial business combination, to assist with identifying target opportunities, due diligence, negotiation, documentation and investor relations with respect to the initial business combination and (ii) following the Business Combination, to provide strategic and capital allocation advice and such other services as may from time to time be agreed.

In exchange for the services provided thereunder, the EverArc Founder Entity will be entitled to receive both a variable amount (the “Variable Annual Advisory Amount”) and a fixed amount (the “Fixed Annual Advisory Amount,” each an “Advisory Amount” and collectively, the “Advisory Amounts”), each as described below:

•

Variable Annual Advisory Amount. Effective upon the consummation of the Business Combination through December 31, 2031, and once the Average Price (as defined in the Founder Advisory Agreement) per Holdco Ordinary Share is at least $10.00 for ten consecutive trading days, the Variable Annual Advisory Amount will be equal in value to:

•

in the first year in which the Variable Annual Advisory Amount is payable, (x) 18% of the increase in the market value of one Holdco Ordinary Share over $10.00 (such increase in market value, the “Payment Price”) multiplied by (y) the Founder Advisory Agreement Calculation Number, which based on the assumptions described in the Prospectus, is currently expected to be 157,137,410 Holdco Ordinary Shares and, assuming a stock price of $11.50 per Holdco Ordinary Share, the variable annual advisory amount payable to the EverArc Founder Entity in year one would have a value of $42,427,101; and

•

in the following years in which the Variable Annual Advisory Amount may be payable (if at all), (x) 18% of the increase in Payment Price over the previous year Payment Price multiplied by (y) the Founder Advisory Agreement Calculation Number, which based on the assumptions described in the Prospectus, is currently expected to be 157,137,410 Holdco Ordinary Shares. For each $1 increase in the stock price of Holdco Ordinary Shares above $11.50, or such higher stock price on which a variable annual advisory amount was previously paid to the EverArc Founder Entity, the EverArc Founder Entity will receive a variable annual advisory amount valued at $28,284,734.

•

Fixed Annual Advisory Amount. Effective upon the consummation of the Business Combination through December 31, 2027, the Fixed Annual Advisory Amount will be equal to that number of Holdco Ordinary Shares equal to 1.5% of the Founder Advisory Agreement Calculation Number. Based on the assumptions described in the Prospectus, the Fixed Annual Advisory Amount is currently expected to be 2,357,061 Holdco Ordinary Shares which, assuming a stock price of $11.50 per Holdco Ordinary Share, would have a value of $27,106,203 and assuming a stock price of $5.00 per Holdco Ordinary Share, would have a value of $11,785,306. Each additional $1 increase in the stock price of Holdco Ordinary Shares above $11.50 will increase the value of the fixed annual advisory amount payable to the EverArc Founder Entity by $2,357,061.

Each Advisory Amount, as applicable, will be paid on the relevant Payment Date in Holdco Ordinary Shares or partly in cash, at the election of the EverArc Founder Entity provided that at least 50% of such Advisory Amount payable is paid in Holdco Ordinary Shares. The EverArc Founders have advised Holdco that their intention is to elect, via the EverArc Founder Entity, to receive any Advisory Amounts payable in Holdco Ordinary Shares and for any cash element (which will be calculated using the Payment Price) to only be such amount as is required to meet any related taxes. The amounts used for the purposes of calculating the Advisory Amounts and the relevant numbers of Holdco Ordinary Shares are subject to adjustment to reflect any split or reverse split of the outstanding Holdco Ordinary Shares after the date of the closing of the Business Combination.

The Founder Advisory Agreement will remain in effect through December 31, 2031 unless terminated earlier in accordance with its terms. The Founder Advisory Agreement may be terminated by EverArc at any time if the EverArc Founder Entity engages in any criminal conduct or in willful misconduct which is harmful to EverArc (as determined by a court of competent jurisdiction in the State of New York). In addition, the Founder Advisory Agreement can be terminated at any time following consummation of the Business Combination (i) by the EverArc Founder Entity if Holdco ceases to be traded on the NYSE; or (ii) by the EverArc Founder Entity or Holdco if there is (A) a Sale of the Company (as defined in the Founder Advisory Agreement) or (B) a liquidation of Holdco.

Subject to certain limited exceptions, the EverArc Founder Entity’s liability for losses in connection with the services provided is excluded and Holdco will have agreed to indemnify the EverArc Founder Entity and its affiliates in relation to certain liabilities incurred in connection with acts or omissions by or on behalf of Holdco or the EverArc Founder Entity. If the Founder Advisory Agreement is terminated under (i) or (ii)(A) above, Holdco will pay the EverArc Founder Entity an amount in cash equal to: (a) the Fixed Annual Advisory Amount for the year in which termination occurs and for each remaining year of the term of the agreement, in each case at the Payment Price; and (b) the Variable Annual Advisory Amount that would have been payable for the year of termination and for each remaining year of the term of the agreement. In each case the Payment Price in the year of termination will be calculated on the basis of the Payment Year ending on the trading day immediately prior to the date of termination, save that in the event of a Sale of Holdco, the Payment Price will be calculated on the basis of the amount paid by the relevant third party (or cash equivalent if such amount is not paid in cash). For each remaining year of the term of the agreement the Payment Price in each case will increase by 15% each year. No account will be taken of any Payment Price in any year preceding the termination when calculating amounts due on termination. Payment will be immediately due and payable on the date of termination of the Founder Advisory Agreement. On the entry into liquidation of Holdco, an Advisory Amount will be payable in respect of a shortened year which will end on the trading day immediately prior to the date of commencement of liquidation.

The foregoing descriptions of the Founder Assignment Agreement and Founder Advisory Agreement are summaries only and are qualified in their entirety by reference to (1) the Founder Assignment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference and (2) the Founder Advisory Agreement, a copy of which is attached as Exhibit 10.3 to Amendment No. 1 to the Registration Statement on  Form S-4 (File No.  333-259237), filed with the SEC on October 8, 2021 (“Amendment No. 1”), which is incorporated herein by reference.

Employment Agreements

In connection with the consummation of the Business Combination, the Company entered into Employment Agreements with each of the Named Executive Officers (as defined below). See a description of the Employment Agreements below under “Item 2.01 – Completion of Acquisition or Disposition of Assets—Post-Closing Compensation of Executive Officers and Directors – Employment Agreements”. The description of the Employment Agreements are summaries only and are qualified in their entirety by reference to the Employment Agreements, copies of which are attached as Exhibits 10.5, 10.6 and 10.7 to Amendment No. 1, which are incorporated herein by reference.

Non-Compete Agreements

In connection with the execution of the Subscription Agreements entered into with the Management Subscribers, EverArc, the Company and each Management Subscriber entered into certain Non-Compete Agreements (the “Non-Compete Agreements”) which placed restrictive employment covenants on such Management Subscriber for a period of three years following the Closing Date. These covenants include a covenant (i) not to compete anywhere SK Holdings (directly or through any subsidiary of SK Holdings) conducts its business as of the Closing Date, (ii) not to solicit or transact with any customers or suppliers of the SK Holdings (or any subsidiary of SK Holdings) fire safety and oil additives business, (iii) not to cause any customers or suppliers of the SK Holdings (or any subsidiary of SK Holdings) fire safety and oil additives business to cease doing business with or terminate their respective relationships with SK Holdings, (iv) not to solicit for employment or hire any employees of SK Holdings or its subsidiaries for at least six months following the termination of their employment with SK Holdings and (v) not to disclose any Confidential Information (as defined in the Business Combination Agreement) of SK Holdings.

The description of the Non-Compete Agreements is a summary only and is qualified in its entirety by reference to the Non-Compete Agreement, copies of which are attached as Exhibits 10.8, 10.9, 10.10, 10.11, 10.12 and 10.13 to Amendment No. 1, which are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

The disclosure set forth under “Introductory Note” above is incorporated in this Item 2.01 by reference.

As of the Closing Date and following the completion of the Business Combination, the ownership levels in the Company (excluding the impact of the shares underlying the Holdco Warrants) were as follows:

	Number	Percentage
EverArc existing shareholders	40,832,600	26.0%
PIPE Subscribers
Institutional Subscribers	114,240,000	72.7%
SK Subscribers	429,000	0.3%
Individual Subscribers	331,000	0.2%
Management Subscribers	1,104,810	0.7%
Director Subscribers	200,000	0.1%
Total	157,137,410	100%

The Business Combination Agreement can be found as Annex A to the definitive prospectus (the “Prospectus”) filed by the Company with the SEC on November 5, 2021, and a description thereof can be found in the section titled “The Business Combination Agreement” beginning on page 95 of the Prospectus, both of which are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

References in this section to “we,” “our,” “us,” and the “Company” generally refer to Perimeter and its consolidated subsidiaries prior to the Business Combination and Holdco and its consolidated subsidiaries after giving effect to the Business Combination.

This document contains “forward-looking statements” within the meaning of the federal securities laws. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding our industry and market sizes, future opportunities for us and our estimated future results and the Business Combination. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in our reports filed with the SEC and those identified elsewhere in this Current Report, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	costs related to the Business Combination;

•	a delay or failure to realize the expected benefits from the Business Combination;

•	the ability to maintain the listing of the Holdco Ordinary Shares on the NYSE following the Business Combination;

•	our future financial performance including any expansion plans and opportunities;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	the timing of effectiveness of one or more registration statements for the resale of the PIPE Shares;

•	expectations concerning sources of revenue;

•	expectations about demand for fire retardant products, equipment and services;

•	the size of the markets in which we compete and potential opportunities in such markets;

•	expectations concerning certain of our products’ ability to protect life and property as population settlement locations change;

•	expectations concerning the markets in which we will operate in the coming years; and

•	expectations about compensation policies.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as such information is based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about the Company or the date of such information in the case of information from persons other than the Company, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Business

The business of Perimeter prior to the Business Combination is described in the Prospectus in the section entitled “Information about Perimeter” beginning on page 132 thereof, which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations are described in the Prospectus in the section entitled “Risk Factors” beginning on page 29, which is incorporated herein by reference.

Selected Historical Information

Perimeter’s selected historical consolidated statements of operations and cash flows information for the year ended December 31, 2020 and the six-months ended June 30, 2021, and its selected historical consolidated balance sheet information as of December 31, 2020 and June 30, 2021 are included in the Prospectus in the section titled “Selected Historical Financial Data of Perimeter” beginning on page 27 of the Prospectus, which are incorporated herein by reference.

EverArc’s selected historical consolidated statements of operations and cash flows information for the period from November 8, 2019 (inception) to October 31, 2020 and the six-months ended April 30, 2021, and its selected historical consolidated balance sheet information as of October 31, 2020 and April 30, 2021 are included in the Prospectus in the section titled “Selected Historical Financial Data of EverArc” beginning on page 26 of the Prospectus, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed consolidated combined financial information of the Company for the year ended December 31, 2020 and as of and for the six months ended June 30, 2021 is included in the Prospectus beginning on page 65, which is incorporated herein by reference.

Perimeter Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of Perimeter prior to the Business Combination is included in the Prospectus in the section entitled “Perimeter Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 144, which is incorporated herein by reference.

Management’s discussion and analysis of and analysis of financial condition and results of operations of EverArc prior to the Business Combination is included in the Prospectus in the section entitled “EverArc Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 127, which is incorporated herein by reference.

Properties

The properties of Perimeter prior to the Business Combination are described in the Prospectus in the section entitled “Information about Perimeter—Manufacturing Capabilities” beginning on page 137 thereof, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of Holdco Ordinary Shares immediately following the consummation of the Business Combination:

•	each person known by us to be the beneficial owner of more than 5% of Holdco Ordinary Shares issued after the consummation of the Business Combination;

•	each EverArc Founder and each person who became an executive officer or a director of Holdco after the Business Combination; and

•	all of the executive officers and directors of Holdco as a group after the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possess sole or shared voting or investment power over that security.

Name of Beneficial Owner	Number	Percentage
Executive Officers and Directors:
W. Nicholas Howley(1)(3)	730,239	*
William N. Thorndike, Jr.(1)(3)	625,000	*
Haitham Khouri(1)(4)	462,500	*
Edward Goldberg(2)	222,957	*
Vivek Raj(1)(5)	125,000	*
Tracy Britt Cool(1)(6)	37,500	*
Kevin Stein(2)	115,000	*
Sean Hennessy(2)	100,000	*
Robert S. Henderson(2)	325,000	*
Barry Lederman(2)	196,416	*
Noriko Yokozuka(2)	47,157	*
Stephen Cornwall(2)	46,487	*
Ernest Kremling(2)	150,498	*
Shannon Horn(2)	445,695	*
All directors and executive officers as a group:	3,619.449	2.30%
Five Percent or More Holders:
The WindAcre Partnership Master Fund LP(7)	20,000,000	12.73%
Entities Affiliated with Select Equity Group L.P.(8)	14,875,000	9.38%
Entities Affiliated with Tiger Eye Capital LLC(9)	12,984,587	8.26%
Entities Affiliated with Capital Research and Management Company(10)	12,700,000	8.08%
Senator Investment Group LP(11)	10,750,000	6.81%
Entities Affiliated with Tiger Global Investments, L.P.(12)	10,000,000	6.36%
Meritage Fund LLC(13)	8,000,000	5.09%

*	Less than 1%
(1)	The business address of such beneficial owner is 55 Water Street, 3rd Floor, Brooklyn, New York 11201.
(2)	The business address of such beneficial owner is 8000 Maryland Avenue, Suite 350, Clayton, Missouri 63105.
(3)	Includes 125,000 Holdco Ordinary Shares that may be acquired pursuant to the exercise of 500,000 Holdco Warrants.
(4)	Includes 92,500 Holdco Ordinary Shares that may be acquired pursuant to the exercise of 370,000 Holdco Warrants.
(5)	Includes 25,000 Holdco Ordinary Shares that may be acquired pursuant to the exercise of 100,000 Holdco Warrants.
(6)	Includes 7,500 Holdco Ordinary Shares that may be acquired pursuant to the exercise of 30,000 Holdco Warrants.
(7)

Consists of 20,000,000 Holdco Ordinary Shares owned of record by The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”). The WindAcre Partnership LLC, a Delaware limited liability company (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin is the principal beneficial owner and managing member of WindAcre and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin disclaims beneficial ownership of the securities owned by the Master Fund except to the extent of his pecuniary interest therein. The principal business address of the Master Fund is Elian Fiduciary Services (Cayman) LTD, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.

(8)

Consists of (i) 2,950,061 Holdco Ordinary Shares (including 306,351 Holdco Ordinary Shares that may be acquired pursuant to the exercise of 1,225,404 Holdco Warrants) held by Cooper Square Fund, L.P., (ii) 941,997 Holdco Ordinary Shares (including 39,580 Holdco Ordinary Shares that may be acquired pursuant to the exercise of 158,320 Holdco Warrants) held by Cooper Square Fund II, L.P., (iii) 629,461 Holdco Ordinary Shares (including 29,069 Holdco Ordinary Shares that may be acquired pursuant to the exercise of 116,276 Holdco Warrants) held by Cooper Square Offshore Master Fund, Ltd., (iv) 168,481 Holdco Ordinary Shares held by CPG Cooper Square International Equity, LLC, (v) 561,628 Holdco Ordinary Shares (including 77,890 Holdco Ordinary Shares that may be acquired pursuant to the exercise of 311,561 Holdco Warrants) held by SEG Partners L.P., (vi) 5,947,999 Holdco Ordinary Shares (including 521,167 Holdco Ordinary Shares that may be acquired pursuant to the exercise of 2,084,668 Holdco Warrants) held by SEG Partners II, L.P. and (vii) 3,675,373 Holdco Ordinary Shares (including 400,943 Holdco Ordinary Shares that may be acquired pursuant to the exercise of 1,603,771 Holdco Warrants) held by SEG Partners Offshore Master Fund, Ltd. Select Equity Group, L.P. (“Select Equity”), a limited partnership controlled by George S. Loening, has the power to vote or direct the vote of, and dispose or direct the disposition of, the shares beneficially owned by Cooper Square Fund, L.P., Cooper Square Fund II, L.P., Cooper Square Offshore Master Fund, Ltd., CPG Cooper Square International Equity, LLC, SEG Partners L.P., SEG Partners II, L.P. and SEG Partners Offshore Master Fund, Ltd. Select Equity is an investment adviser and possesses the power to vote or direct the vote of, and dispose or direct the disposition of such shares. George S. Loening is a control person of Select Equity and possesses the power to vote or direct the vote of, and dispose or direct the disposition of, such shares.

(9)

Consists of (i) 11,965,649 Holdco Ordinary Shares held by Tiger Eye Master Fund Ltd (“TEM”), (ii) 500,000 Holdco Ordinary Shares held by Tiger Eye Opportunity Fund II LLC (“TEO”), (iii) 516,500 Holdco Ordinary Shares held by Tiger Eye Opportunity Fund I LLC (“TEOF”) and (iv) 2,438 Holdco Ordinary Shares that may be acquired pursuant to the exercise of 9,750 Holdco Warrants. TEM, TEO and TEOF are managed by Tiger Eye Capital LLC (“TEC”). Benjamin S. Gambill III, as portfolio manager of TEC, will make decisions as to voting and disposition of securities. The business address for TEM, TEO and TEOF is 101 Park Avenue, 48th Floor, New York, NY 10178.

(10)

Consists of (i) 11,978,546 Holdco Ordinary Shares held by SMALLCAP World Fund, Inc. (“SCWF”) and (ii) 721,454 Holdco Ordinary Shares held by American Funds Insurance Series – Global Small Capitalization Fund (“VISC” and, together with SCWF, the “CRMC Shareholders”). Capital Research and Management Company (“CRMC”) is the investment adviser for each CRMC Shareholder. For purposes of the reporting requirements of the Exchange Act, CRMC, Capital Research Global Investors (“CRGI”) or Capital World Investors (“CWI”) may be deemed to be the beneficial owner of the Holdco Ordinary Shares held by each CRMC Shareholder; however, each of CRMC, CRGI and CWI expressly disclaims that it is, in fact, the beneficial owner of such securities. Brady L. Enright, Julian N. Abdey, Jonathan Knowles, Gregory W. Wendt, Peter Eliot, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Michael Beckwith, and Arun Swaminathan, as portfolio managers, have voting and investment powers over the shares held by SCWF. Renaud H. Samyn, Michael Beckwith, Bradford F. Freer, Harold H. La, Aidan O’Connell, and Gregory W. Wendt, as portfolio managers, have voting and investment powers over the shares held by VISC. The address for each of the CRMC Shareholders is c/o Capital Research and Management Company, 333 S. Hope St., 50th Floor, Los Angeles, California 90071. Each of the CRMC Shareholders acquired the securities being registered hereby in the ordinary course of its business.

(11)

Consists of (i) 10,000,000 Holdco Ordinary Shares held by Senator Global Opportunity Master Fund L.P. (“Senator Global Fund”) and (ii) 750,000 Holdco Ordinary Shares that may be acquired pursuant to the exercise of 3,000,000 Holdco Warrants. Senator Investment Group LP, or (“Senator”), is investment manager of Senator Global Fund and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Senator Global Fund. Mr. Silverman disclaims beneficial ownership of the shares held by Senator Global Fund. The business address for Senator Global Fund is 510 Madison Avenue, 28th Floor, New York, NY 10022.

(12)

Reflects Holdco Ordinary Shares held of record by Tiger Global Investments, L.P. and/or other entities or persons affiliated with Tiger Global Management, LLC. Tiger Global Management, LLC is controlled by Chase Coleman and Scott Shleifer. The business address for each of these entities and individuals is 9 West 57th Street, 35th Floor, New York, NY 10019.

(13)	Meritage Group LP, investment manager of Meritage Fund LLC, has all voting and dispositive power over the shares. The business address of Meritage Fund LLC is 66 Field Point Road, Greenwich, CT 06830.

Directors and Executive Officers

The Company’s directors and executive officers after the consummation of the Business Combination are described in the Prospectus in the section titled “Management of Holdco After the Business Combination” beginning on page 175, which is incorporated herein by reference.

Independence of our Board of Directors

Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors (the “Board”) has affirmatively determined that each of Messrs. Raj, Stein, Hennessy and Henderson and Ms. Britt Cool are “independent” as that term is defined under the applicable rules and regulations of the SEC and the NYSE listing standards. Because Messrs. Howley, Thorndike and Khouri control the entity which receives advisory fees from Holdco, they are not independent under NYSE listing standards. As Holdco’s Chief Executive Officer, Mr. Goldberg is also not independent.

Board Committees

The following is a summary of the composition of each Board committee:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Tracy Britt Cool			X
Robert S. Henderson	X		X*
Sean Hennessy	X*	X
W. Nicholas Howley				X
Haitham Khouri				X*
Vivek Raj		X	X
Kevin Stein	X	X*
William N. Thorndike, Jr.				X

*	Denotes Chair of applicable committee.

Audit Committee

Our audit committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual financial statements that we file with the SEC;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

All of the audit committee members meet the requirements for financial literacy under applicable SEC and the Trading Market rules and Mr. Hennessey qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. The Board adopted a new written charter for the audit committee, which is available on the Company’s website. The reference to the Company’s website address in this Report does not include or incorporate by reference the information on the Company’s website into this Report.

Compensation Committee

Our compensation committee is responsible for, among other things:

•

reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the Board, in conjunction with a majority of the independent members of the Board) the compensation of our Chief Executive Officer;

•	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

•	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;

•	reviewing and approving all employment agreement and severance arrangements for our executive officers;

•	making recommendations to our Board regarding the compensation of our directors; and

•	retaining and overseeing any compensation consultants.

All of the compensation committee members qualify as independent directors according to the rules and regulations of the SEC and the Trading Market with respect to compensation committee membership, including the heightened independence standards for members of a compensation committee. The Board adopted a new written charter for the compensation committee, which is available on the Company’s website. The reference to the Company’s website address in this Report does not include or incorporate by reference the information on the Company’s website into this Report.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•	overseeing succession planning for our Chief Executive Officer and other executive officers;

•	periodically reviewing our Board’s leadership structure and recommending any proposed changes to our board of directors;

•	overseeing an annual evaluation of the effectiveness of our Board and its committees; and

•	developing and recommending to our Board a set of corporate governance guidelines.

All of the nominating and corporate governance committee members qualify as independent directors according to the rules and regulations of the SEC and the Trading Market with respect to nominating and corporate governance committee membership. The Board adopted a new written charter for the nominating and corporate governance committee, which is available on the Company’s website. The reference to the Company’s website address in this Report does not include or incorporate by reference the information on the Company’s website into this Report.

Executive Committee

The Executive Committee possesses the power of the Board during intervals between Board meetings and while the Board is not in session, pursuant to the Articles and in accordance with the specific task and power granted by resolutions of the Board from time to time.

Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.

Code of Ethics

Our Board adopted a Code of Ethics applicable to our directors, executive officers and team members that complies with the rules and regulations of the Trading Market and the SEC. The Code of Ethics is available on the Company’s website. In addition, the Company intends to post on the Corporate Governance section of its website all disclosures that are required by law or the Trading Market’s listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to the Company’s website address in this Report does not include or incorporate by reference the information on the Company’s website into this Report.

Director and Executive Officer Compensation

Pre-Closing Compensation of Executive Officers and Directors

The compensation of Perimeter’s named executive officers and directors before the consummation of the Business Combination is set forth in the Prospectus in the section titled “Compensation Discussion and Analysis of Perimeter” beginning on page 163, which is incorporated herein by reference.

Post-Closing Compensation of Executive Officers and Directors

Our executive officers are:

Edward Goldberg - Chief Executive Officer

Barry Lederman - Chief Financial Officer

Ernest Kremling - Chief Operating Officer

Stephen Cornwall - Chief Commercial Officer

Noriko Yokozuka - General Counsel

Shannon Horn - Business Director - North America Retardant & Services

Our Named Executive Officers are Messrs. Goldberg, Lederman and Horn.

We expect that our executive compensation program, as determined by the compensation committee of our Board, will reflect Perimeter’s compensation policies and philosophies, as they may be modified and updated from time to time.

Employment Agreements

Each Named Executive Officer is employed by Perimeter Solutions LP, a Delaware limited partnership (the “Employer”). On October 1, 2021, the Employer and Holdco entered into a new employment agreement with each Named Executive Officer that became effective upon the Closing (each, a “New Agreement”). Once effective, the New Agreements superseded all prior employment related agreements of the Named Executive Officers with the Employer or any of its affiliates, other than any new equity compensation agreements entered into with Holdco.

Each New Agreement provides for an indefinite term of employment that continues until terminated and sets forth the Named Executive Officer’s base salary, target annual bonus opportunity, severance payments, reimbursement of expenses and eligibility to participate in the 2021 Equity Plan (as defined below) and any other employee benefit plans in effect that are generally available to other senior officers. For fiscal year 2021, each Named Executive Officer’s annual bonus will be determined in accordance with the bonus plan in effect as of the date of the New Agreement. For subsequent years, the annual bonus for each Named Executive Officer will be determined in accordance with the annual cash bonus plan of Holdco or Employer, as applicable, in effect from time to time and the target bonus opportunity set forth in the New Agreement for that Named Executive Officer. The Named Executive Officers are subject to customary confidentiality, non-competition and non-solicitation covenants under the New Agreements.

The New Agreement with: (i) Mr. Goldberg provides for an annual base salary of $575,000 and a target annual bonus opportunity equal to 100% of his annual base salary; (ii) Mr. Lederman provides for an annual base salary of $380,000 and a target annual bonus opportunity equal to 50% of his annual base salary; and (iii) Mr. Horn provides for an annual base salary of $247,680 and a target annual bonus opportunity equal to 40% of his annual base salary. Mr. Lederman’s New Agreement also entitles Mr. Lederman to receive a mutually agreed upon reasonable reimbursement amount for his out-of-pocket living expenses associated with commuting to the St. Louis, Missouri, metro area (consisting of monthly rent, a rental car, meals and the price of a first class airfare ticket associated with traveling to and from Wayne, New Jersey, to the St. Louis, Missouri, metro area) for as long as Mr. Lederman does not live in the St. Louis, Missouri, metro area.

Each New Agreement also provides for severance payments upon a termination without Cause (as defined in the New Agreement), resignation for Good Reason (as defined in the New Agreement) or termination due to Disability (as defined in the New Agreement). In each case, the applicable Named Executive Officer will be entitled to a severance amount equal to: (i) 1.25 times the Named Executive Officer’s annual base salary; (ii) 1.0 times the Executive’s target bonus for the fiscal year in which the termination occurs; and (iii) 15.0 times the difference of: (a) the Monthly COBRA Continuation Coverage Rate (as defined in the New Agreement) as of the date of termination; less (b) the monthly cost that is being charged to the Named Executive Officer for such coverage as of the date of termination. The severance amount will be payable in substantially equal installments over the 15-month period following the date of termination, subject to the Named Executive Officer executing a release of claims.

Performance-Based Stock Options

Overview

Immediately prior to the Closing, we granted approximately 8,610,000 performance-based nonqualified stock options to our executive officers and other members of senior management under the Company’s 2021 Equity Plan (the “2021 Equity Plan”). Each grant is subject to the terms and conditions set forth in the 2021 Equity Plan and a stock option agreement entered into between the Company and the applicable recipient.

The options have an exercise price of $10.00 per Holdco Ordinary Share and consist of two types of vesting criteria. Of the aggregate number of options granted, approximately 210,000 are eligible to vest based on the achievement of certain performance goals for fiscal year 2021 (the “Bridge Option”), and the remaining 8,400,000 are eligible to vest based on the achievement of certain performance goals for fiscal years 2022-2026 (the “5-Year Option”).

The Bridge Option will vest and become exercisable (i) if we achieve an EBITDA target for fiscal year 2021; and (ii) if the recipient remains in continuous service through the first anniversary of the grant date. No portion of the Bridge Option will be considered vested unless and until both conditions are met.

The 5-Year Option will be eligible to vest over a five-year period in equal annual tranches based on the achievement of annual operating performance per diluted share (“AOP”) targets set forth in the award agreements. The AOP targets will based on a compounded annual growth rate, and the actual AOP achieved for any given year will be calculated in accordance with a formula set forth in the award agreements. For each yearly tranche, we will need to achieve 15% compounded annual growth for minimum vesting (resulting in 25% of that tranche vesting) and 25% compounded annual growth for maximum vesting (resulting in 100% of that tranche vesting). If the actual AOP achieved for any given year exceeds the maximum target, such excess may be treated as having been achieved in the following two fiscal years and/or the prior two fiscal years (without duplication) if less than the full amount of options would otherwise have vested for such years.

In the event of a change of control, a percentage of the unvested options that remain eligible for vesting with respect to the then-current performance year and each remaining performance year will vest in an amount equal to the greater of (i) the average vesting percentage of the prior two performance years and (ii) the amount that would have vested for each applicable remaining year if such determination had been based on the price per share paid at the closing of such change of control transaction instead of AOP.

Grants to Named Executive Officers

Immediately prior to Closing, we granted to our Named Executive Officers the following:

Name	Bridge Option	5-Year Option	Total Option Grant
Edward Goldberg	75,000	3,000,000	3,075,000
Barry Lederman	25,000	1,000,000	1,025,000
Shannon Horn	21,250	850,000	871,250

Our Named Executive Officers are required to hold a minimum level of personal investment in the Company pursuant to stock retention guidelines attached to their option agreement. Mr. Goldberg is required to hold $2,200,000 in aggregate value, Mr. Lederman is required to hold $1,900,000 in aggregate value and Mr. Horn is required to hold $1,500,000 in aggregate value. The aggregate value may include the fair market value of shares underlying options over the exercise price, but half of the value must be attributable to shares held by the officer. Each officer will have five years after the date of the grant to comply with these requirements.

2021 Equity Incentive Plan

Effective immediately prior to the Closing, our Board adopted, and our shareholders approved the 2021 Equity Plan, which provides for the grant of stock options (either incentive or non-qualified), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance share units and other stock-based awards with respect to the Holdco Ordinary Shares.

The 2021 Equity Plan is described in the Prospectus in the section entitled “Management of Holdco After the Business Combination – 2021 Equity Incentive Plan” beginning on page 182 thereof, which is incorporated herein by reference.

Compensation of Directors

The Company will pay a retainer of $75,000 per year to its non-employee independent directors, $15,000 per year to the chairperson of its audit committee, $5,000 per year to the chairperson of its compensation committee and $5,000 per year to the chairperson of its nominating and corporate governance committee.

In addition, every two years, we expect to make a grant of stock options to each non-employee independent director covering compensation for two fiscal years, granted on the same terms and conditions as those granted to Company employees, which will vest over five years.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Prospectus in the section entitled “Certain EverArc Relationships and Related Person Transactions” and “Certain Perimeter Relationships and Related Person Transactions” beginning on pages 129 and 162 thereof, respectively, which are incorporated herein by reference.

Legal Proceedings

Information about legal proceedings of the Company is set forth in the Prospectus in the sections entitled “Information about Perimeter—Legal Proceedings” on page 143, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Holdco Ordinary Shares began trading on the NYSE under the symbol “PRM” on November 9, 2021. As of immediately after the Closing, there were approximately 77 registered holders of Holdco Ordinary Shares.

The Company has not paid any cash dividends on its Ordinary Shares. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Board and will depend on, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions and the other factors that the Board may deem relevant.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale of certain unregistered securities, which is incorporated herein by reference.

Description of the Registrant’s Securities to be Registered

The Company’s share capital is set at $4,100,000,000, divided into 4,000,000,000 Holdco Ordinary Shares with a nominal value of $1.00 per share and 10,000,000 Holdco Preferred Shares with a nominal value of $10.00 per share. A shareholder in a Luxembourg société anonyme holding fully paid up shares is not liable, solely because of his, her or its shareholder status, for additional payments to the Company or its creditors. As of November 9, 2021, there were 157,137,410 Holdco Ordinary Shares outstanding and 10,000,000 Holdco Preferred Shares outstanding.

A description of the Company’s securities is contained in the Prospectus in the section titled “Description of Holdco’s Securities” beginning on page 186 of the Prospectus, which is incorporated herein by reference.

Limitations on Liability and Indemnification of Officers and Directors

Article 441-8 of the 1915 Law provides that the directors shall not incur any personal obligation by reason of the commitments of the company.

Article 441-9 of the 1915 Law provides that the directors, the members of the management committee and the managing executive officer shall be liable to the company in accordance with general law for the execution of the mandate given to them and for any misconduct in the management of the company’s affairs. The directors and members of the management committee shall be jointly and severally liable towards either the company or any third parties for damages resulting from this violation of the 1915 Law or the company’s articles of association. The directors and members of the management committee shall be discharged from such liability in the case of a violation to which they were not a party provided no misconduct is attributable to them and they have reported such violation, as regards members of the board of directors, to the first general meeting and, as regards members of the management committee, during the first meeting of the board of directors after they had acquired knowledge thereof.

The Company’s Articles (as defined below) provide that directors of the Company are not held personally liable for the indebtedness or other obligations of the Company. As agents of the Company, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in the Company’s Articles and mandatory provisions of law, every person who is, or has been, a director or officer of the Company (and his or her heirs, executors and administrators) shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such person in connection with any claim, action, suit or proceeding which he becomes involved as a party or otherwise by virtue of his or her being or having been a director or officer of the Company, or, at the request of the Company, of any other company of which the Company is a shareholder or creditor and by which he is not entitled to be indemnified, and against amounts paid or incurred by him or her in the settlement thereof. The words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities. However, no indemnification shall be provided to any director, officer or shareholder of the Company (i) against any liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the board of directors of the Company.

The Company’s Articles provide that the right of indemnification provided by such Articles shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained in such Articles shall affect or limit any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. The Company shall specifically be entitled to provide contractual indemnification to and may purchase and maintain insurance for any corporate personnel, including directors and officers of the Company, as the Company may decide upon from time to time.

In connection with the Business Combination, the Company will enter into indemnification agreements with each of its directors and executive officers. These agreements will provide that Holdco will indemnify each of its directors and such officers to the fullest extent permitted by law and its Articles.

The Company also maintains a general liability insurance policy, which will cover certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Change in and Disagreements with Accountants on Accounting and Financial Disclosure

Not Applicable.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On November 8, 2021, pursuant to separate subscription agreements (collectively, the “Subscription Agreements”) entered into among EverArc, SK Holdings, Holdco and a number of institutional investors, investors affiliated with SK Holdings and individual accredited investors (collectively, the “EverArc Subscribers”), the EverArc Subscribers purchased an aggregate of 115,000,000 EverArc Ordinary Shares at $10.00 per share that were converted into Holdco Ordinary Shares pursuant to the Merger. In addition, on November 9, 2021, (1) members of management of Perimeter (collectively, the “Management Subscribers” and together with the EverArc Subscribers, the “PIPE Subscribers”) purchased an aggregate of 1,104,810 Holdco Ordinary Shares at $10.00 per share and (2) two of the Company’s directors (the “Director Subscribers”) purchased an aggregate of 200,000 Holdco Ordinary Shares (the “Director Shares”) at $10.00 per share.

The Holdco Ordinary Shares received by the PIPE Subscribers and Director Subscribers have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Pursuant to the relevant Subscription Agreements, the Company agreed that, within 30 calendar days after the Closing Date, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the PIPE Shares and Director Shares, and the Company will use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the registration statement) following the closing of the sale of the PIPE Shares and the Director Shares and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

The description of the Subscription Agreements are summaries only and are qualified in their entirety by reference to the Subscription Agreement, the form of which is attached as Annex B to the Prospectus, which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

To the extent required, the information set forth under “Introductory Note” and “Item 2.01. Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 2.01 Completion of Acquisition or Disposition of Assets—Director and Executive Officer Compensation” and “Item 2.01 Completion of Acquisition or Disposition of Assets—Directors and Executive Officers” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Association; Change in Fiscal Year.

On November 2, 2021, in anticipation of the closing of the transactions contemplated by the Business Combination Agreement, the Company’s Articles of Association were amended and restated (as amended and restated, the “Articles”) as described in the Prospectus under “Description of Holdco’s Securities” beginning on page 186, which is incorporated herein by reference.

Copies of the Articles are filed with this Current Report on Form 8-K as Exhibit 3.1 and are incorporated herein by reference, and the foregoing description of the Articles is qualified in its entirety by reference thereto.

Item 5.06. Change in Shell Company Status.

The material terms of the Business Combination are described in Prospectus in the section entitled “The Business Combination” beginning on page 78, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of businesses or funds acquired

The historical balance sheet of the Company as of June 30, 2021 included in the Prospectus beginning on page F-2 are incorporated herein by reference.

The historical financial statements of Perimeter for the two years ended December 31, 2020 and at and for the six months ended June 30, 2021 included in the Prospectus beginning on page F-5 are incorporated herein by reference.

The historical financial statements of EverArc for the twelve months ended October 31, 2020 and at and for the six months ended April 30, 2021 included in the Prospectus beginning on page F-58 are incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated combined financial information of the Company for the year ended December 31, 2020 and at and as of the six months ended June 30, 2021 included in the Prospectus beginning on page 65 are incorporated herein by reference.

(c)	Exhibits

Exhibit No.	Description

2.1#	Business Combination Agreement, dated as of June 15, 2021, among EverArc Holdings Limited, SK Invictus Intermediate S.à r.l., Perimeter Solutions, SA, EverArc (BVI) Merger Sub Limited and SK Invictus Holdings, S.à r.l. (incorporated by reference to Exhibit 2.1 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

3.1	Articles of Association of Perimeter Solutions, SA.

4.1	Specimen Perimeter Solutions, SA Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

4.2	Specimen Perimeter Solutions, SA Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

4.3	Perimeter Solutions, SA Warrant Instrument.

4.4	Indenture, dated as of October 22, 2021 between EverArc Escrow S.à r.l. and U.S. Bank National Association (incorporated by reference to Exhibit 4.5 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

10.1	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

10.2	Assignment and Assumption Agreement, dated as of November 9, 2021 by and between Perimeter Solutions, SA, EverArc Holdings Limited and EverArc Founders LLC.

10.3	Placing Agreement, dated as of December 12, 2019 by and among EverArc Holdings Limited, the Directors party thereto, the Founders party thereto, the Founder Entities party thereto and the Banks party thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

10.4	Employment Agreement, dated as of October 1, 2021 by and between Perimeter Solutions, SA and Barry Lederman (incorporated by reference to Exhibit 10.5 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

10.5	Employment Agreement, dated as of October 1, 2021 by and between Perimeter Solutions, SA and Edward Goldberg (incorporated by reference to Exhibit 10.6 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

10.6	Employment Agreement, dated as of October 1, 2021 by and between Perimeter Solutions, SA and Shannon Horn (incorporated by reference to Exhibit 10.7 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

10.7	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Shannon Horn (incorporated by reference to Exhibit 10.8 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

10.8	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Barry Lederman (incorporated by reference to Exhibit 10.9 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

10.9	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Ernest Kremling (incorporated by reference to Exhibit 10.10 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

10.10	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Noriko Yokozuka (incorporated by reference to Exhibit 10.11 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

10.11	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Edward Goldberg (incorporated by reference to Exhibit 10.12 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

10.12	Letter Agreement, dated as of June 15, 2021 between EverArc Holdings Limited, Perimeter Solutions, SA and Stephen Cornwall (incorporated by reference to Exhibit 10.13 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

10.13	Perimeter Solutions, SA 2021 Equity Incentive Plan.

10.14	Escrow Agreement, dated as of November 9, 2021, by and among SK Invictus Holdings S.à.r.l., EverArc Holdings Limited and Wilmington Trust, N.A, as escrow agent.

10.15	Credit Agreement, dated as of November 9, 2021, by and among SK Invictus Intermediate S.à r.l., as guarantor; SK Invictus Intermediate II S.à r.l., as borrower; the other guarantors party thereto; the lenders, L/C issuers and swing line lender parties thereto; Morgan Stanley Senior Funding, Inc., as administrative agent; and Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and Goldman Sachs Bank USA, as joint lead arrangers and bookrunning managers.

21.1	List of subsidiaries of Perimeter Solutions, SA (incorporated by reference to Exhibit 21.1 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-4 filed on November 4, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2021	PERIMETER SOLUTIONS, SA

	By:	/s/ Barry Lederman
	Name:	Barry Lederman
	Title:	Chief Financial Officer